      Exhibit 32.1

CERTIFICATION BY CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the quarterly report of Palomar Medical Technologies, Inc. (“the Company”) on Form 10-Q for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (“the Report”), I, Joseph P. Caruso, as President and Chief Executive Officer of the Company, and Paul S. Weiner, as Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

     1)        the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2)        the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Joseph P. Caruso
Name:	Joseph P. Caruso
Title:	President and Chief Executive Officer
Date:	Date: August 11, 2004

By:	/s/ Paul S. Weiner
Name:	Paul S. Weiner
Title:	Chief Financial Officer
Date:	Date: August 11, 2004

        This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.